Exhibit 10.19

House lease contract

Contract no.：ZX-XXH-2020-08-21-01

Party A (Lessor) :	Hangzhou Zhexin Information Technology Co., LTD

Legal representative:	Wang Jian

Unified social credit code:	xxx

Address:	10th Floor, Building 3, Xixi Yintai, Xihu District, Hangzhou

Contact person:	Zhang Yuanyuan

Connection telephone :	xxx

Linked Postal Box:	xxx

Party B (Lessee) :	Tianjin Information Sea Information Technology Co., LTD

Legal representative:	Liu Zhixin

Unified Social Credit Code:	xxx

Address:	Building A, Xiangluowan Kuangshi International Building, Tianjin Free Trade Zone (CBD) 1704-8359 010-59484906；20F, Guoshui Plaza, Beijing Yizhuang Economic Development Zone

Contact person:	Zhang Zhengmao

Contact phone:	xxx

Mailing box:	xxx

Witness:	Hangzhou Hezhisheng Real Estate Co., LT

Legal representative:	Shao Peng

Unified social credit code:	xxx

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Address:	Room 1912-1, Building 4, Joy Court, Joy City, Nanyuan Street, Yuhang District, Hangzhou city, Zhejiang Province

Contact person:	MAO Qian

Contact telephone:	xxx

Mailing box:	xxx

In accordance with the Contract Law of the People's Republic of China and other relevant laws and regulations, Party A and Party B, on the basis of equality, free will, fairness and good faith, agree through consultation to reach an agreement on the following premises lease matters and enter into this Contract for mutual compliance.

One:Leased premises, area and use

1. Party A leases to Party B the premises (hereinafter referred to as "Leasehold Premises") of which party A has full ownership and relevant usufructuary right, which is located in Room 902, Room 903, Room 904, Room 905, Room 906, Room 907, Room 908, Room 909 and Part of Room 910 of West Building 2, Xixi Yintai Commercial Center, Xihu District, Hangzhou.

2. The total floor area of the leased house is 1,149 square meters, which is the basis for calculating the rent and other related expenses of the leased house.

3. Party B is willing to lease the leased premises and guarantees that the leased premises will be used for office purposes during the lease term. During the lease term, party B shall not change the use of the leased premises without prior written consent of Party A.

Two:Lease term

1. Lease term: From September 11, 2020 to October 5, 2022, a total of 2 (two) years for 25 (25) days (the lease term is calculated in Gregorian calendar year, the year, month and day starting from the lease date of this Contract to the day before the same day of the same month in the next year shall be the first year, and so on).

2.Upon the expiration of the lease term, Party A has the right to take back the leased premises and the facilities and equipment (if any), and Party B will return them on schedule. If Party B intends to renew the lease, it shall give a written notice to Party A 60 (60) days prior to the expiration of the lease term hereof and sign a new lease contract with Party A's consent. Party A shall have the priority to renew the lease with Party B under the same conditions (including but not limited to the total rent, payment method and payment conditions).

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Three:Rent and payment method

1. During the period of rent-free decoration as stipulated in Article 5 of this Agreement, Party B does not need to pay rent. The rent of the leased premises in the first year after the rent-free decoration period is 3.3 Yuan/square meter/day, and the total rent is RMB one Million three Hundred and eighty-three Thousand nine Hundred and seventy Five Yuan (in figures), ￥1,383,970.50. In the second year, the rent is 3.4 yuan/square meter/day, and the total rent is ONE million FOUR hundred and twenty Five thousand nine hundred and nine yuan (in words), which is 1,425,909.00 Yuan (in figures). If the lease period within the last month of the expiration or early termination or rescission of the lease is less than one natural month, the rent of such month shall be calculated according to the daily rent standard of the leasing year and the actual number of days of the lease in that month. The rental amount under this contract is tax inclusive.

2. Rent payment method:

Rental housing rent paid by half a settlement, this paper total rental lease period is divided into four period, party a shall in the first phase of the party a shall pay party b within seven (7) days from the date of the rental fee and legally equal rent a VAT invoice to party b (the amount is equal to the first phase of the rent, such as sending, is the delivery time shall prevail). The specific date and amount of rent payment are as follows:

First Installment Rent Payment: Within three (3) days after signing this Contract, the first installment rent payment shall be RMB (in words) SIX hundred and ninety-one Thousand nine Hundred and Eighty-five Yuan and Twenty-five fen, (in figures) RMB 691,985.25.

Phase II Rent: RMB 691,985.25 (in figures) shall be paid within three (3) days upon receipt of the special VAT invoice for phase II rent issued by Party A before March 20, 2021.

The third Installment rent: RMB 712,954.5 shall be paid within three (3) days upon receipt of the special VAT invoice for the third installment rent issued by Party A, in words seven hundred and two thousand nine hundred and fifty Four Yuan.

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Rent of the fourth phase: RMB 712,954.5 (in figures) shall be paid within three (3) days upon receipt of the special VAT invoice of the fourth phase rent issued by Party A before March 20, 2022.

Party A shall have the right to change the charging bank account number or charging method, and Party B shall make the payment in accordance with the method required by Party A. Party A shall issue a written notice of the change of the account number to Party B, and Party A shall be obligated to issue special VAT invoices regardless of whether the receiving account number belongs to Party A or not.

3. Party A's bank account information is as follows:

Bank Account number: xxx

Account name: Hangzhou Zhexin Information Technology Co., LTD

Bank name: xxx

4. Party B's billing information is as follows:

Name: Tianjin Information Sea Information Technology Co., LTD

Id number: xxx

Address, Tel: 1704-8359 010-59484906, Building A, Xiangluowan Kuangshi International Building, Tianjin Free Trade Zone (CBD)

Bank name: xxx

Account number: xxx

Four:Security deposit and other fees

1. Party A and Party B agree that Party B shall, within three (3) working days after the signing of this Contract, pay to Party A the deposit of RMB one Hundred and fifty-five Thousand three hundred and eleven only (in figures), ￥115,311.00. The deposit shall be a guarantee for Party B's full performance and compliance with all provisions of this Contract that party B must perform and comply with. During the lease term, Party A will keep the deposit but it is not necessary for Party A to pay interest on the deposit to Party B. Party A shall issue a receipt to Party B after receiving the deposit.

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2. If Party B violates the provisions hereof, except for the case where the amount deducted from the deposit is expressly agreed herein, any deduction from the deposit shall be agreed by Party B. If the parties fail to reach an agreement on the amount deducted, they may settle the case through litigation, but shall continue to perform other provisions hereof during the litigation. If the margin held by Party A is less than the amount specified in Paragraph 1 of this Article due to such offsets and/or compensation and/or withholding, Party B shall make up the difference to Party A within seven (7) days upon receipt of the notice from Party A. If Party B fails to make up the deposit on time, for each (1) day overdue, party B shall pay a penalty equal to 0.05% (0.5% per day) of the overdue amount. If the delay exceeds thirty (30) days, Party A shall have the right to terminate this Contract and Party B shall be liable for breach of contract in accordance with provisions hereof.

3.During the term of this contract, Party A has the right to claim the deposit to set off any amount payable by Party B under this contract.

4. Upon termination of the lease, party B shall complete the industrial and commercial cancellation and change procedures of the registered address or business address of the leased house and the leased house and its decoration, equipment and facilities returned by Party B have been restored to their original state and are available for rent in accordance with this Contract. Provided that Party B has fully performed all terms hereof and Party A has completed acceptance and handover procedures without any third-party claims, complaints or other problems, Party A shall, within thirty (30) days after Party B returns the leased premises and settles all amounts payable by Party B under this Contract, return the deposit to Party B in a lump sum without interest against receipt of payment (after deduction (if any) as agreed herein). If Party A fails to handle or delays handling acceptance and handover procedures without any reason, Party A shall bear the responsibilities and losses arising therefrom.

Party B shall, within fifteen (15) days upon the expiration of this contract, or upon the rescission, termination, cancellation or confirmation of the invalidity of this Contract, complete the formalities for cancellation or change of the registered address or business address of the leased premises. Otherwise, party B shall pay party A liquidated damages according to the daily rent of the lease year for each overdue day.

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5. Within the leasing period, if party a transfer/sell the building to a third party, the deposit shall be made in accordance with this contract, party a shall deduct the rest of the (if any) after transfer to a third party, by the third party and party b shall continue to perform the contract, and by the third party to issue the receipt of deposit, party b should to return the original receipt of party a, Thereafter, Party A shall not bear any responsibility to Party B for the deposit, nor undertake any other obligations stipulated in this Contract.

6. During the lease term (including the decoration period and the period before the opening date), Party B shall bear other expenses (including but not limited to the above expenses) such as water, electricity, telephone, Internet, property management fee, air conditioning fee and public energy consumption. The payment method and time of the fees stipulated in this paragraph shall be subject to the written notice of Party A, the property management company or the relevant departments. Party A promises that when Party B pays the property fee and other expenses by itself, the property management company can issue a special VAT invoice of the same amount for Party B. Otherwise, Party A shall collect the property fee on behalf of Party B and issue a special VAT invoice of the same amount to Party B.

Five:Rent-free decoration period

1. The rent-free renovation period under this Contract is 25 days from September 11, 2020 to October 5, 2020. During the period of rent-free decoration, Party A shall be free of rent, but Party B shall still pay other fees stipulated in this contract, including but not limited to water, electricity, telephone, Internet, property fee, air conditioning fee, public energy consumption and other fees incurred by the use of the leased premises.

Six:Rights and obligations of Party A

1. Party A shall deliver the leased premises to Party B before September 11, 2020 after receiving the first installment rent and security deposit (it may be postponed in special circumstances and Party A shall notify Party B in advance without assuming any liability for breach of contract). Other items delivered by Party A are set forth in the Attachment. If, for any reason whatsoever, the registered lease term of the leased premises is not the same as the lease term determined in accordance with the provisions of this Contract, the lease term determined in this Contract shall prevail. Party A has the right to notify Party B in writing to handle the alteration procedures of the lease registration within the specified period.

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2. Party A guarantees that the ownership of the leased premises is clear. In case of any dispute over property rights or creditor's rights or debts related to Party A, Party A shall be responsible for clearing up and bear civil liabilities. Party A shall compensate party B for any loss caused thereby.

3. Party A guarantees that Party B can use the leased premises normally during the lease term and that the building structure, equipment and facilities of the leased premises conform to the safety conditions of construction, fire control, public security and sanitation.

4) Party B shall notify Party A in time to repair the wear and tear of the leased premises and its equipment and facilities caused by natural properties or reasonable use. Party A shall guarantee to make repairs in time upon receipt of party B's notice. Party B shall repair the wear and tear of office furniture and access control one month after delivery and bear the expenses, and report to Party A in time. Party A can provide after-sales docking assistance.

5. Party A shall provide Party B with a total of nine (9) electronic screens in the leased premises free of charge for party B's use. They are normally closed.

6. Party A shall provide party B with basic network facilities (including some switches and cabinets), and all expenses incurred by additional equipment and network caused by disassembling shall be borne by Party B. If additional equipment is added by Party B, the wiring of the machine room shall meet party A's wiring requirements.

7. Party A shall provide Party B with access control installation support in the leased house. If Party B needs to use monitoring equipment in the leased house, party B shall bear the additional equipment expenses.

8. Party A shall provide the existing network cabinet to Party B for free, and the network opening and expenses shall be borne by Party B.

9. Party A is obliged to assist Party B in handling the formalities of industrial and commercial registration, decoration, fire control transformation, etc., and issue relevant documents and materials.

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Seven:Rights and obligations of Party B

1. Party B shall go to Party A to handle the handover procedures before the agreed delivery date. Before going through the handover procedures, Party B shall pay off all the amount (if any) payable upon delivery of the premises according to this Contract, otherwise Party A has the right to refuse to deliver the premises to Party B without taking any responsibility.

2) Party B warrants that it will not change the lease purpose of the premises without party A's written consent during the lease term.

3. If Party B applies for "multiple registration for one address" in the leased premises, Party A can provide a maximum of three (3) registered addresses, and party B shall bear all relevant expenses incurred in registration.

4. Party b shall guarantee to comply with laws and regulations of the country and the rental housing property management regulations, to do business, not a nuisance, no pollution potential safety hazard, and promise to solve with customers, property, etc. The parties to the dispute, disputes, lawsuits (if any), and to ensure that party a will not because of the above issues, disputes, lawsuits have any economic and reputational damage.

5. Party B has the right to carry out interior decoration of the leased house without altering the main structure, facade and other items. Prior to the decoration, Party B shall submit the decoration application to Party A and fill in the decoration construction permit, and provide Party A with the complete decoration plan and drawings in advance as required. Party A shall propose approval opinions within seven (7) working days after receiving the decoration plan and drawings submitted by Party B. After the approval of Party A, Party B shall submit the decoration plan to the national fire department for approval before going through the procedures for entering the decoration site and obtaining the construction permit. Party B shall comply with the relevant national regulations and requirements of Party A. Party B shall be responsible for public safety and fire safety during the decoration process. After finishing the decoration, party A and the state fire department shall check and accept the leased house. Only after obtaining the acceptance certificate issued by the State fire department can the leased house be used in the site. Party B shall provide copies of a complete set of property construction materials, construction drawings, decoration approval from the fire department, acceptance and other documents for Party A's record.

6. Party B warrants that it will not sublet or sublet the leased premises to any third party or exchange the premises with any third party without party A's written consent.

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7. Party B warrants that it shall compensate party A for and repair any damage to the premises or equipment caused by its improper use or by party B's employees or a third party.

8. Party B warrants that it will give full assistance to Party A in the normal inspection and maintenance of the premises.

9. Party B shall cooperate with Party A to go through the record formalities of house lease with relevant administrative departments within 30 days after the signing of this contract.

Eight:Expiration and termination of the contract

1. When the contract expires, Party B shall move out of the leased premises and restore the premises to its original condition as required by Party A under any of the following circumstances within 3 days after the expiration of the contract. Party B premises together with the original equipment and all ancillary facilities inlaid in the building structure free of charge.

(1) Party A no longer rents out;

(2) Party A and Party B fail to reach a renewal contract.

2. If both parties fail to renew the contract at the expiration of the lease term, or terminate the contract in advance through negotiation, or Party A sends a notice of termination to Party B for reasons agreed herein, the expiration date or termination (rescission) date of the lease shall be the termination date of the contract. Party B shall pay all the relevant fees and move out of the premises within three (3) days after the termination of this contract. The articles left in the premises after three (3) days shall be regarded as party B's abandoned articles and may be disposed of by Party A at its discretion. However, if the difference between the termination date and the date of termination is less than 15 days, party B shall extend the aforementioned vacating period to 15 days so as to give Party B a reasonable time to prepare for vacating and to restore the original condition. Before the termination of the contract, Party B shall, as required by Party A, complete the formalities of industrial and commercial cancellation and change of the registered address or business address of the leased house, restore the leased house to its original state and jointly accept the leased house with Party A and sign written acceptance records. Ensure that the fixed equipment and facilities installed by Party A in the leased house are in good condition and available for use, and confirm that there is no third-party claim, complaint and other problems, and then return to Party A (except natural depreciation) before moving out of the leased house. Party B shall bear the cost of restoring the premises to its original condition. If Party B fails to restore the premises to its original condition, Party A can directly deduct it from the deposit. Party A agrees that party B is not required to restore the front desk and back display cabinet to its original state. The front desk background wall, if Party A continues to rent to other companies, only Party B to remove the wall font, the other need not be restored to the original state. Other modifications shall be subject to the results of actual communication.

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3.After the expiration of the lease term, Party B agrees that Party A does not need to compensate Party B for the decoration investment of the leased house, and the fixed decoration of the leased house belongs to Party A unconditionally. Unless otherwise agreed, Party B shall not remove all the equipment and devices installed in the leased house and walls. Party b fails to move out to rent a house or not during the convention will be rental housing restorable, according to party b before the expiry of the lease rental and management fee and other expenses standard daily collecting fees such as rent, management fee, at the same time according to the rental fee standards according to pay the overdue fine for delaying payment, the date of move out and restore to its original state.

Nine:Anti-commercial bribery

1. During the negotiation and communication between the parties on cooperation and after the signing of this Contract, neither party nor its employees shall offer commercial bribes to the employees of the other party or their relatives and friends in any name or form, including but not limited to giving gifts and entertaining to the employees or their relatives and friends. Provide cash or cash equivalents such as cash, gift cards, negotiable securities and company shares to its employees or their relatives and friends, and provide any form of preference or convenience for its employees or their relatives and friends in housing purchase and decoration, employment, travel and vacation, communication, marriage and funeral, etc. If either party or its employees find that the employees of the other party or their relatives or friends of the employees of the other party ask for bribes in the name of the employees of the other party, they shall promptly report to the other party.

2. If either party violates the above provisions by offering commercial bribes to the employees of the other party or their relatives and friends, the other party shall have the right to terminate the Contract immediately and require the breaching party to pay RMB 100,000 as liquidated damages. If the relevant acts constitute illegal or criminal, they will be transferred to judicial organs for handling.

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Ten:The force majeure

1. For the purpose of this Contract, the force majeure event refers to any event beyond the reasonable control of the affected party, which is unforeseeable or inevitable and insurmountable even though it is foreseeable and occurs after the signing date of this Contract, making it objectively impossible for the party to perform this Contract in whole or in part. Such events include, but are not limited to, floods, fires, typhoons, earthquakes, strikes, riots, major public health events, and wars (whether declared or not), as well as changes in national laws for related industries.

2. The party who claims to be affected by the Force majeure event shall notify the other party of the occurrence of the force Majeure event in written form within the shortest possible time. The party presenting a force majeure event which makes its performance of this Contract objectively impossible shall be responsible for using all reasonable efforts to eliminate or mitigate the effects of such force majeure event.

3. If either party fails to perform its obligations hereunder in part or in whole due to force majeure events specified herein, it shall not constitute a breach of contract, and the performance of such obligations shall be suspended during the period during which such force majeure events prevent the performance. During the period of suspension, the party suffering losses may claim appropriate compensation from the other party. Upon termination or elimination of the force majeure event or its effects, both parties shall immediately resume to perform their respective obligations under this Contract. If the force majeure event and its effects last thirty (30) days or more and result in the inability of either party to continue to perform this Agreement, either party shall have the right to terminate this Agreement at its discretion.

Eleven:Liability for breach of contract

1.If Party A takes back the leased premises in advance, party A shall give Party B thirty (30) days' notice and pay party B one (1) month's rent as penalty and return the deposit without interest. If Party B terminates the premises in advance, it shall notify Party A thirty (30) days in advance and pay one (1) month's rent to Party A as a penalty. Party B agrees that the penalty can be directly deducted by Party A from the deposit.

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2. If Party B has any of the following behaviors, it shall be deemed as breach of the contract and refuses to correct after being notified, Party A has the right to terminate the contract and take back the premises without refund of the deposit paid by Party B. Party B shall pay one (1) month's rent to Party A as breach penalty and compensate Party A for its losses.

(1) Without the written consent of Party A, the house is sublet, sublet, lent to others or used in exchange with a third party;

(2) Demolishing and changing the structure of the movable premises or damaging the premises without Party A's written consent and failing to correct and repair the premises within a limited time after party A's written notice;

(3) Change the lease purpose stipulated in this Contract without authorization, or use the premises for illegal activities;

(4) the rent is in arrears of more than one month;

(5) Dispose of or damage the facilities in the house without party A's written consent;

3. If Party A has any of the following behaviors, it shall be deemed as breach of contract and Party B shall have the right to terminate the contract and return the deposit, and Party A shall pay one (1) month's rent to Party B as liquidated damages and compensate Party A for its losses:

(1) The ownership of the house of Party A is unclear, or there are property rights disputes or creditor's rights and debts disputes related to Party A;

(2) The building structure, equipment and facilities of party A's premises do not meet the safety conditions of construction, fire control, public security, sanitation and other aspects;

(3) Party B shall notify Party A to repair the wear and tear of the leased premises and its equipment and facilities caused by natural properties or reasonable use, but Party A shall not deal with it, and party B shall not deal with it within 30 days after receiving another notice from Party B.

4. Due to party b unilaterally (including party b's staff), safety accident affect other rental housing, controversial, disputes, lawsuits and punishment, all has nothing to do with party a, as a result of the economic loss and legal responsibility shall be borne by party b, in severe cases, party a has the right to terminate the contract, party b must compensate party a for any loss (including direct loss and indirect losses).

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5. If party B or its employees lodge a complaint against the property management or any third party, it has nothing to do with Party A and party B shall bear the economic losses and legal liabilities caused thereby. If the situation is serious, Party A shall have the right to terminate the contract and Party B shall compensate Party A for all losses (including direct losses and indirect losses).

6.Safety accident due to party a's unilateral reasons affecting other rental housing, controversial, disputes, lawsuits and punishment, have nothing to do with party b, caused by the economic loss and legal responsibility shall be borne by party a, in severe cases, party b has the right to terminate the contract, party a shall compensate party b for any loss (including direct loss and indirect losses).

Twelve:Confidentiality obligations

1. Provide the information unless the prior written consent of the party or otherwise provided by law, the party receiving information cannot be directly or indirectly, disclose, use, or allow its directors, employees, representatives, agents, consultants and lawyers to disclose or use the confidential information, including but not limited to: the existence of this contract, the contract in whole or in part.

2. Both parties agree that any breach by either party of the confidentiality obligation agreed herein shall constitute breach by the other party, and the non-breaching party shall have the right to demand the breaching party to assume liabilities for breach of contract; And the non-breaching party shall have the right to initiate legal proceedings to stop such infringement or take other remedies to prevent further infringement. The confidentiality obligation agreed herein shall survive termination hereof.

Thirteen:Application of law and dispute resolution

1. The execution, validity, performance, interpretation and dispute resolution of this Contract shall be governed by the Laws of the Contract Law of the People's Republic of China (for the purpose of this Contract, excluding the Laws of Hong Kong Special Administrative Region, Macao Special Administrative Region and Taiwan Region).

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2.Any dispute arising out of or in connection with this Contract shall be settled through friendly negotiation between the parties. If no settlement can be reached through friendly negotiation, either party shall submit the dispute to the local people's court for settlement through litigation.

Fourteen:Effectiveness of contract and others

1. The addresses listed by both parties in this Contract are their respective service addresses; Either party shall notify the other party in writing within 3 working days from the date of change of service address if there is any change in service address. If the recipient refuses to sign or fails to serve the relevant documents at any address listed by the other party, the documents shall be deemed to have been served on the other party from the date of mailing by the sender.

2. The Contract shall come into force upon being sealed by both parties (official seal or special seal for contract); The annex is the integral part of this contract and has the same legal effect. However, the property delivery in Attachment 1 is the property list committed by Party A, which shall be separately signed and sealed by Party B during acceptance.

3. Matters not covered herein shall be determined by the parties in a written supplementary agreement.

4. This Contract is made in two originals, with each party holding one copy and each copy having the same legal effect.

5. During the lease term, both parties shall bear the taxes and fees respectively.

6. The contract is signed in Xihu District, Hangzhou City, Zhejiang Province.

(No text below)

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(This page is the first page of the Signing of the House Lease Contract without text)

Party A:                                  (Seal)

Date of Signing: August 26, 2020

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(This page is the signing page 2 of "House Lease Contract" without text)

Party B:                                  (Seal)

Date of Signing

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(This page is the signing page 3 of the House Lease Contract without text)

Witness:                                  (Seal)

Date of Signing

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